UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of The Securities Exchange Act of 1934

Date of report (Date of earliest event reported): September 19, 2014 (September 15, 2014)

INTERNATIONAL METALS STREAMING CORP.
(Exact name of registrant as specified in its charter)

Nevada	333-182629	45-5634033
(State or other jurisdiction of incorporation)	(Commission File No.)	(IRS Employer Identification No.)

12303 Airport Way, Suite 200 Broomfield, Colorado	80021
(Address of principal executive offices)	(Zip Code)

(303) 327-1497
Registrant’s telephone number, including area code

N/A
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02. Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

Departure of Director and Officer

Effective September 15, 2014, Kyle Floyd resigned as the registrant’s Chief Executive Officer, President, Chief Financial Officer, Secretary and Director.  Mr. Floyd’s decision to resign from his positions was not the result of any material disagreement with the registrant on any matter relating to the registrant’s operations, policies or practices.

Appointment of New Director and Officer

Effective September 15, 2014, immediately prior to the resignation of Mr. Floyd, Michael Hlavsa was appointed as the registrant’s Chief Executive Officer, President, Chief Financial Officer, Secretary and Director to replace Mr. Floyd.  Since September 2013, Mr. Hlavsa has served as the Chief Financial Officer and Director for Cognitiv, Inc. (COGV:PINK).  From March 2007 to April 2011, Mr. Hlavsa served as Chief Financial Officer and a director of Gerova Financial Group, Ltd. (GFC:NYSE).  From November 2007 to December 2011, he served as the Chief Financial Officer and Director for Fund.com Inc. (FNDM:PINK).

Mr. Hlavsa received a Bachelor of Science degree from Canisius College in Buffalo, New York.  He has received the designations of a Certified Public Accountant and a Certified Internal Auditor, and is currently a Chartered Global Management Accountant.

There are no transactions between the registrant and Mr. Hlavsa that would require disclosure under Item 404(a) of Regulation S-K.

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SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

INTERNATIONAL METALS STREAMING CORP.
(Registrant)

Date: September 19, 2014	By:	/s/ Michael Hlavsa
Michael Hlavsa
Chief Executive Officer

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